UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): January 23, 2009

OXYGEN BIOTHERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

2-31909
(Commission File No.)

Delaware	26-2593535
(State or Other Jurisdiction of Incorporation or Organization)	(IRS Employer Identification No.)

3189 Airway Avenue, Building C, Costa Mesa, CA 92626

(Address of principal executive offices)

(714) 427-6363

(Registrant’s telephone number)

Not applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01	Changes in Registrant’s Certifying Accountant

(b) New Independent Accountant

On January 23, 2009, Oxygen Biotherapeutics, Inc. (the “Company”), entered into an agreement for the engagement of Cherry, Bekaert & Holland, L.L.P., as its new independent accountant. During the two most recent fiscal years ended April 30, 2008 and 2007, and through the subsequent interim period ended January 23, 2009, neither the Company nor any one on behalf of the Company has consulted with Cherry, Bekaert & Holland, L.L.P., regarding the application of accounting principles to a specified transaction, either completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements, or any matter that was either the subject of a disagreement (as defined under Item 304(a)(1)(iv) of Regulation S-K) or a reportable event (as described under Item 304(a)(1)(v) of Regulation S-K).

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OXYGEN BIOTHERAPEUTICS, INC.

Date: January 28, 2009	By:	/s/ Chris J. Stern
Chris J. Stern, Chief Executive Officer